Yum! Brands to Acquire The Habit Restaurants, Inc.
***
Transaction to add award-winning, fast-casual restaurant concept with significant global growth potential to KFC, Pizza Hut and Taco Bell parent company

Louisville, KY and Irvine, CA, January 6, 2020 - Yum! Brands, Inc. (NYSE: YUM) and The Habit Restaurants, Inc. (NASDAQ: HABT) (“The Habit Burger Grill”) today announced that they have entered into a definitive agreement pursuant to which Yum! Brands will acquire all of the issued and outstanding common shares of The Habit Burger Grill for $14 per share in cash or a total of approximately $375 million. The board of directors of The Habit Burger Grill, acting on the recommendation of a special committee composed of non-executive independent directors, has unanimously approved the transaction.

The acquisition of The Habit Burger Grill will add an award-winning fast-casual concept with a loyal fan-base to Yum! Brands, the world’s largest restaurant company in terms of units and parent of the KFC, Pizza Hut and Taco Bell global brands. Founded in California in 1969, The Habit Burger Grill offers a flavor-forward variety of made-to-order items uniquely chargrilled over an open flame. Fan favorites include charburgers, hand-filleted and marinated chargrilled chicken sandwiches, sushi-grade chargrilled ahi tuna sandwiches, fresh salads, craveable sides and handmade frozen treats. The Habit Burger Grill, named Best Regional Fast Food in USA Today’s 2019 Best Readers’ Choice Awards, operates nearly 300 company-owned and franchised restaurants across the U.S. and in China.

David Gibbs, Chief Executive Officer of Yum! Brands, said, “We’ve emerged from our three-year transformation stronger and in a better position to accelerate the growth of our existing brands and leverage our scale to unlock value from strategic acquisitions.”

Gibbs continued, “As a fast-casual concept with strong unit economics, The Habit Burger Grill is a fantastic addition to the Yum! family and has significant untapped growth potential in the U.S. and internationally. With its delicious burgers and fresh proteins chargrilled over an open flame, The Habit Burger Grill offers consumers a diverse, California-style menu with premium ingredients at a QSR-like value. The transaction is a win-win because it allows us to offer an exciting new investment to our franchisees and to expand an award-winning, trend-forward brand through the power of Yum!’s unmatched scale and strengths in franchising, purchasing and brand-building.”

Yum! Brands estimates minimal impact to non-GAAP earnings per share before special items in 2020, with accretion beginning in 2021 and increasing thereafter.

Russell Bendel, President and Chief Executive Officer of The Habit Burger Grill, said, “Over the past few years, we’ve focused on becoming a total access brand by growing our delivery business, expanding our online ordering and mobile channels and enhancing the in-store experience by introducing drive-thrus, kiosks and technology-centric solutions for operations. We’re proud these and other actions have made The Habit Burger Grill an attractive candidate for a transaction of this kind. On behalf of The Habit Burger Grill Board of Directors, this transaction represents an exciting new chapter to strengthen and significantly grow The Habit Burger Grill by leveraging Yum! Brands’ global scale, resources and franchising capabilities. We’re confident the agreement delivers immediate value to The Habit Burger Grill shareholders and will greatly benefit our beloved brand, team members, franchisees and loyal guests for many years to come.”

The Habit Burger Grill Highlights
Customer experience of quality, hospitality, convenience and QSR-like value. The Habit Burger Grill is focused on delivering a unique customer experience, served up by talented team members and underpinned by outstanding operations capabilities. The brand pairs the premium quality and hospitality consumers associate with full-service and fast-casual chains with the strengths in value, convenience and digital access of quick-service restaurants.
Diverse, grill-focused and California-style menu. It offers customers a diverse menu featuring a distinctive chargrilled preparation technique to deliver an appealing variety of burgers, chicken, tuna and steak featured in its sandwiches and salads, which are made-to-order using fresh ingredients.
Modern asset strategy to drive traffic. The Habit Burger Grill believes its investment in contemporary restaurant design - featuring open kitchens, outdoor patios and interiors enhanced with natural light, polished stone and hardwood accents - has contributed to its balanced day part mix of approximately 50 percent lunch and 50 percent dinner.

Expanding digital and delivery capabilities. Over the past couple of years, The Habit Burger Grill has been enhancing the customer experience through delivery partnerships and by introducing online ordering, a mobile app, restaurant kiosks, drive-thrus and technology-centric solutions to deliver excellent store operations.
Strong unit economics and growth. From fiscal year 2009 to 2018, The Habit Burger Grill grew its company-operated restaurant average unit volumes (AUVs) by 49.9%, from approximately $1.2 million to $1.9 million, respectively. In the same time period, The Habit Burger Grill grew its total units at a 28.4% compound annual growth rate.
Transaction Details

Yum! Brands intends to fund the transaction using cash on hand and available borrowing capacity under its credit facilities.

The transaction is subject to approval by The Habit Burger Grill’s stockholders, regulatory approval and other customary closing conditions. The transaction is expected to be completed by the end of the second quarter of 2020.

Following the closing of the transaction, The Habit Burger Grill will remain based in Irvine, Calif., and will continue to be managed by The Habit Burger Grill’s President and CEO Russell Bendel and Chief Financial Officer Ira Fils. Mr. Bendel will report directly to David Gibbs.

BofA Securities, Inc. acted as financial advisor and Mayer Brown LLP acted as legal advisor to Yum! Brands. Piper Sandler Companies (formerly Piper Jaffray Companies) acted as financial advisor and Ropes & Gray LLP acted as legal advisor to The Habit Burger Grill.

About The Habit Burger Grill
The Habit Burger Grill is a burger-centric, fast-casual restaurant concept that specializes in preparing fresh, made-to-order chargrilled burgers and sandwiches featuring USDA choice tri-tip steak, grilled chicken and sushi-grade tuna cooked over an open flame. In addition, it features fresh made-to-order salads and an appealing selection of sides, shakes and malts. The Habit Burger Grill was recently named Best Regional Fast Food in USA Today’s 2019 Best Readers’ Choice Awards. The first Habit Burger Grill opened in Santa Barbara, California in 1969. The Habit has since grown to over 270 restaurants, including locations in 13 states throughout California, Arizona, Utah, New Jersey, Florida, Idaho, Virginia, Nevada, Washington, Maryland, Pennsylvania, North Carolina and South Carolina, as well as seven international locations. More information is available at www.habitburger.com.

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, has over 49,000 restaurants in more than 145 countries and territories primarily operating the company’s restaurant brands - KFC, Pizza Hut and Taco Bell - global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication contain “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are based on current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the projected closing date for the transaction, the anticipated benefits of the transaction, and the future earnings and performance of Yum! Brands or any of its businesses. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those indicated by those statements. We cannot assure you that any of the expectations, estimates or projections expressed herein will be achieved. Numerous factors related to the transaction could cause actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the risk that the proposed transaction may not be completed in a timely manner or at all,  the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the shareholders of The Habit Burger Grill; the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties; the effect of the announcement or pendency of the proposed transaction on Yum!’s and The Habit Burger Grill’s business relationships, operating results and business generally; the risk that the proposed transaction may disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the ability to achieve the synergies and value creation contemplated; Yum!’s ability to promptly and effectively integrate The Habit Burger Grill’s businesses; the risk that revenues following the transaction may be lower than expected; the risk that operating costs and business disruption (including, without limitation, difficulties in maintaining relationships with employees and suppliers) may be greater than expected; the assumption of unexpected risks and liabilities; the outcome of any legal proceedings that may be instituted related to the proposed transaction; the diversion of and attention of management of both Yum! and The Habit Burger Grill on transaction-related issues; the success of Yum!’s refranchising strategy; and the other factors discussed in “Risk Factors” in YUM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, The Habit Burger Grill’s Annual Report on Form 10-K for the fiscal year ended December 25, 2018 and subsequent filings with the SEC made by both YUM and The Habit Burger Grill, which are available at http://www.sec.gov. Yum! and The Habit Burger Grill assume no obligation to update the information in the communication, except as otherwise required by law. Accordingly, you should not place undue reliance on these forward-looking statements.
Additional Information and Where to Find It
In connection with the proposed merger, The Habit Restaurants, Inc. (the “Company”) expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed merger. Promptly after filing its definitive proxy statement with the Securities and Exchange Commission (the “SEC”), the Company will mail the definitive proxy statement and a proxy card to each Company stockholder entitled to vote at the special meeting relating to the proposed merger. The proxy statement will contain important information about the proposed merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed merger. The proposed merger will be submitted to Company stockholders for their consideration.
Stockholders and securityholders of the Company will be able to obtain the proxy statement, as well as other filings containing information about the Company and the proposed merger, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement (when available) and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting the Company’s Investor Relations at HabitIR@habitburger.com or (949) 943-8692, or by going to the Company’s Investor Relations page on its website at http://ir.habitburger.com/investor-overview.
Participants in the Solicitation
The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of shares of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2018, which was filed with the SEC on March 1, 2019, and in the Company’s proxy statement on Schedule 14A, which was filed with the SEC on April 23, 2019, and will be included in the Company’s definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained as described in the preceding paragraph.